United states

SECURITIES AND EXCHANGE COMMISSION

WashingtonD.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2016

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ethan Allen Drive Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 743-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN Report

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As described in item 5.07 of this Current Report on Form 8-K, at the November 16, 2016 Annual Meeting of Stockholders (the “Annual Meeting”) held by Ethan Allen Interiors Inc. (the “Company”) in Danbury, CT, the Company’s stockholders voted on the approval of amendments to the Company’s By-laws and Certificate of Incorporation (“COI”). The amendments were approved by the requisite voting percentages of stockholders.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on November 16, 2016. Set forth below are the final voting results for each of the proposals submitted to stockholders.

1. Election of Directors	Votes For	Votes Against	Abstaintions	Broker Non-Votes
M. Farooq Kathwari	25,170,982	345,134	40,860	1,100,738
James B. Carlson	25,325,175	172,078	59,723	1,100,738
John J. Dooner, Jr.	25,323,493	177,933	55,550	1,100,738
Domenick J. Esposito	25,325,046	176,065	54,865	1,100,738
Mary Garrett	25,490,566	13,809	52,601	1,100,738
James W. Schmotter	25,328,639	171,059	57,278	1,100,738
Tara I. Stacom	25,336,167	166,603	54,206	1,100,738

Proposal	Votes For	Votes Against	Abstaintions	Broker Non-Votes
2. By-law Amendments for Director Nominations	24,828,219	676,794	51,963	1,100,738
3. By-law Amendments for "Proxy Access"	23,461,414	2,031,860	63,702	1,100,738
4. By-law Amendments for Majority Voting	25,471,779	65,424	19,773	1,100,738
5. COI / By-law Amendments for Director Removal	26,472,802	50,901	134,011	-
6. Say on Pay	24,465,846	1,020,947	70,183	1,100,738
7. Ratify Auditors	26,462,424	118,676	76,604	-

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

See Index to Exhibits attached hereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.

Date: November 18,2016	By:	/s/ Eric D. Koster
Eric D. Koster
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3(a)	Amended and Restated Certificate of Incorporation of Ethan Allen Interiors Inc. dated as of November 16, 2016
3(d)	Amended and Restated Bylaws of Ethan Allen Interiors Inc. dated as of November 16, 2016